Exhibit 99.2

CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

PARTICIPANTS

Corporate Participants

Lisa B. Elkin – Vice President-Communications & Marketing
Robert C. Paul – Chief Executive Officer
Laura Lawson Fournier – Chief Financial Officer, Treasurer & EVP

Other Participants

S. Kirk Materne – Managing Director, Evercore Partners (Securities)
Mike Latimore – Vice President, Northland Securities, Inc.
Gary Spivak – Senior Research Analyst, Noble Financial Capital Markets

MANAGEMENT DISCUSSION SECTION

Operator:  Hello and welcome to the Compuware Corporation First Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa B. Elkin, Vice President-Communications & Marketing

Thank you very much, Doug, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, Chief Operating Officer, Joe Angileri, President and Chief Operating Officer, Laura Fournier, Executive Vice President and Chief Financial Officer, and Pat Stayer, Executive Vice President, Worldwide Solutions.

Certain statements made during this conference call that are not historical facts, including those regarding the company’s future plans, objectives and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For those of you who do not have a copy, I will begin by summarizing the press release. Bob and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Compuware earned $0.08 per share in Q1. Total revenues increased 11.4% year-over-year to $230 million, up 6.5% in constant currency, earnings per share increased 33% from Q1 last year. APM subscription fees increased 40.6% year-over-year to $18.7 million.

Covisint application services fees increased 43.8% year-over-year to $16.2 million. Mainframe license fees jumped 28.3% year-over-year to $18.6 million. Professional Services fees rise 18.6% year-over-year to $53.6 million. Professional Services achieved 15.8% contribution margin, up from 10.9% last Q1

During the company’s first quarter, software license fees were $34.1 million, up from $33.3 million in the first quarter last year. Maintenance and subscription fees were $126.1 million in the first quarter, up from $116.8 million in the first quarter last year. Revenue from professional services in the first quarter was $69.8 million, up from $56.4 million in the same quarter last year.

During the first quarter, total revenues were $230 million, up from $206.5 million in the first quarter last year. Net income was $17 million, compared to $12.6 million in the first quarter last year. Earnings per share were $0.08 compared to $0.06 last year based upon 222.9 million and 227.6 million shares outstanding, respectively.

I’d now like to turn the call over to Bob. Bob?

Robert C. Paul, Chief Executive Officer

Thanks, Lisa. Compuware’s new business unit structure gives us much better visibility and control over the business. This drives greater agility, which is especially important in quickly changing market conditions. It also means our management team and our investors can easily evaluate the execution of each part of the business and quickly understand its overall contribution to Compuware’s success.

To extend this transparency, we will now use a consistent format on these calls to discuss quarterly business results. First, we’ll offer our perspective on the total numbers for the quarter. Next, we’ll discuss the performance of each business unit including revenues, margin, key achievements and important trends. Following the business in discussion, we’ll cover one-time issues and we will close with guidance. This format consistent with Compuware’s new organizational structure will provide the most information for our investors in the clearest way possible and we welcome your feedback.

Furthermore, for each of our business units, we’re completing detailed three-year financial and solution-based business plans. This process is the next natural step of the transformation we embarked upon three years ago. Joe Angileri, who recently joined us as President and COO and brings decades of financial and business consulting experience will help drives this effort. Joe is working with me and our leadership team to complete it by our October Board Meeting. We look forward to sharing these plans with you on a detailed Investor Day in New York on November 10th.

I believe the three year plans will provide you with the insight to clearly evaluate our performance, which includes delivering long-term and consistent increases in revenues and margins. We’ll update these plans as a continuous process and we’ll use them as a backbone from which to measure the impact of any one-time events or changing market conditions. I look forward to Joe contributing in future earnings call on this project. It will be exciting to have him accelerate our journey towards operational excellence.

For its first quarter, ended June 30th, Compuware posted positive results with total revenues up 11.4% from Q1 last year to $230 million. Net income was $17 million, up 34.3% from Q1 last year. Earnings per share were $0.08, up from $0.06 per share in Q1 last year.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

As you will hear on our business unit details, strong contributors to our success in Q1 were Mainframe new license, Gomez SaaS platform, Professional Services, Covisint and Maintenance. Geographically, we saw particularly strong results for APM in Europe and for Mainframe in North America.

Beginning with the Mainframe business unit, Q1 revenues were $97.5 million with a 75% contribution margin in Q1. The profitability of this business unit continues to provide the fuel for Compuware to invest in its growth engines. As you remember, two significant Mainframe deals slipped out in Q4 last year. The smaller of this deals, the Financial Services Agreement closed in Q1. As expected, the large government agency deal is on track to close in Q2.

We see little change in the competitive environment for Mainframe Solutions. With the restructuring of our Mainframe sales team, we’re actually starting to see net new business pipeline growth. That’s a winning combination for our customers, our investors and for Compuware.

As mentioned previously, 6 of our top 15 accounts are up for renewal this year. We achieved 92% renewal rates in Q1, which were the same as last year’s Q1. Last fiscal year, the overall renewal rates were 93% and we don’t expect any changes to that rate this year. The value we’re offering with skilled people and scalable program is ensuring consistency in renewal rates and in our pricing.

The APM business unit delivered $55.5 million in revenue with a contribution margin of negative 25% in Q1. This represents an 18.5% growth in revenue over last year. Contribution margin was impacted by an acceleration of technology investments. The Compuware Gomez SaaS Solution had a particularly strong quarter with subscription revenues leaping 40.6% from Q1 last year to $18.7 million. The APM on-premise solution did decline in revenue but for the on-premise solution we saw a 16% jump in new logos over the prior year.

As a growth business, our strategic plan for the APM business unit is to invest now to quickly achieve market dominance in the growing $6 billion segment of the category. Our action plan for achieving this position is simple. First, we’ll continue to offer best-in-class products to solve painful and expensive point problems related to the poor performance of key web, non-web, mobile and cloud applications. Today’s buying behavior is to buy point solutions and we are wining with our best in breed offerings in business transaction monitoring, agent list and web performance solutions.

But the way companies buy today won’t solve the problem tomorrow. CIOs and line-of-business leaders are fighting data smog, too much data and too few answers, the failing applications in a world of growing IT complexity. These organizations are increasingly ready to embrace a single platform that cuts through the complexity, exactly identifies the problem and provides the answers they need. To bring the solution in the market worldwide, we’re making targeted investments in our APM business unit, specifically we continue to invest in our global portal with specific focus on ease of use, time-to-value and data analytics in mobile application performance capabilities and in video streaming performance. These investments match some of the hottest technology trends in the market and will position Compuware as a leader in these segments. The First Mile solution is a key part of this investment roadmap as it is a first production instance of a cloud, web and data center metrics in a consolidated dashboard. In the limited release at major retailers, we are in 73 active evaluations today. Success rates will only improve as more capability is added to this appliance.

Finally, our dynaTrace acquisition represents a critical investment in extending our APM leadership. dynaTrace is recognized as the best-in-class in the segments of the APM market, especially in Java and .NET environments. The ability to continuously track business transactions through dynaTrace’s patented PurePath technology and provide exact identification of performance problems is game changing this segment but will also add a powerful level of visibility for the global SaaS-based portal. On July 19th, less than three weeks after the acquisition, we introduced the initial integration of Compuware Gomez and dynaTrace. We have also already developed a shared roadmap for future interoperability.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

Training our field facing has begun and most sales and presales will – most training for sales and presales will have completed their phase one certification by mid August. This will allow our global APM sales team to sell our entire APM portfolio including dynaTrace, while the dynaTrace team remains focused on this fiscal year at selling its own offering.

In both our due diligence and research sense we found we have similar biotypes who are often in different parts of the same organization reporting into a shared economic sponsor. This is great news. We’ve increased our points of entry and our addressable market, but with buyers we know and whose problems we understand.

dynaTrace is already running ahead of its annual goal and the annualized run rate for the end of our fiscal year should be approximately $38 million. The existing Compuware sales force should be able to add another $15 million for the remaining nine months or $20 million annualized, bringing the run rate up to $58 million. Even conservatively, if we plan on the growth rate of 70% which is down from the existing 125% growth rate, we get to just under $100 million in fiscal year ‘13. We have this plan mapped up by sales organization, geography and channels group. We will need to do about 300 total deals across inside sales, direct and channels organization to achieve this number, which is quite feasible.

The Partners organization continues to contribute significantly to the Company’s success, particularly that of the APM business unit. We are quickly broadening and deepening our relationships with strategic partners with the goal of delivering $50 million in incremental Partner-led revenue this fiscal year and another $50 million in Partner-influenced deals. Here are just a few examples.

In Q1, we launched new go-to-market plans with the Cisco field organization and Partners, particularly around our combined solution for APM in the Cisco Unified Computing System. Cisco teams have been training on the solution and specific high-value accounts have been targeted.

T-Systems signed a master statement of work framework for all Compuware products in Q1. We received the first two orders based on this agreement within a week of signing.

We’re also building out a partnership with British Telecom, which in Q1 agreed to train hundreds of its solution consultants around the world on the Compuware APM solution. Other partnerships that delivered increased performance this quarter includes Savvis, Atos Origin, CSC, Logica, Accenture and others.

The Compuware Professional Services business unit had a very strong Q1. Taking advantage of increasing demand for mobile application development and other leading technologies, the business unit produced revenue of $39.9 million at a contribution margin of 20.8%. I believe that we can continue to grow on this trajectory to expanding competencies in cloud and mobile application development work.

The Covisint business unit also had an outstanding quarter with 43.8% increase in revenues year-over-year, Covisint delivered $16.2 million of revenue at a contribution margin of negative 4.1% in Q1. Covisint’s margin will breakthrough into the continuous positive ground next quarter.

Covisint’s market velocity is incredible. More than 11 million unique users logged on to the Covisint Network this quarter, a 300% increase from its previous quarter. Healthcare revenue grew nearly 52% and the non-healthcare business increased revenues 39.2% year-over-year as a number of large accounts came online. The Auto segment has also been rejuvenated. The evolution of the connected vehicle, the different ways in which consumers now interact with their vehicles generates great demand for their security and anytime, anywhere access that only Covisint delivers.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

In Healthcare vertical, we signed five new deals with hospital-based accountable care organizations in Q1. New Benecaid reimbursement models require strong outcomes-based reporting along with the secured sharing of information. Our combination of a highly secured cloud-based platform and tools for population analysis across the community uniquely position us in this market.

Covisint’s partnership with AT&T and AMA are also delivering results. We signed two large care coordination agreements in AT&T in the quarter, including one at Baylor Health Systems in Texas, one of the largest health systems in the country. The AMA this quarter through its Amagine subsidiary is rolling out Covisint across the country starting with the next platform being implemented through the Connecticut Medical Society.

We received many questions regarding a potential IPO and expected valuation numbers. Our guidance has been that Covisint should achieve $80 million in revenue this year. With the visibility we now have in the subscription model and the continued momentum we now believe we should surpass this guidance. If we were to file S1 this fall and complete the IPO next spring, the valuation used for Covisint will based on calendar year ‘13 numbers. According to potential book runners of the current growth rate, this will put the valuation at around a $1 billion. The Covisint competitive environment is largely unchanged. We compete primarily with large integrators like Cap Gemini, IBM Global Services. We win because our SaaS platform offers less risk and faster return.

The Uniface business unit produced $10.9 million in revenue in Q1 with a contribution margin of 50.6%. Uniface remained in strong position to take advantage of macro trends in application development, the demand, speed and flexibility. We are seeing growth and opportunities in developing multi-tenant cloud-based apps. The Changepoint business unit achieved $10 million in revenue at a contribution margin of negative 14% in Q1. Our strong focus on professional services automation continues to show promise for more sustained success in the coming quarters.

Moving on to guidance, Compuware is reaffirming its projections of $0.50 to $0.54 in GAAP earnings per share for the full year. This reflects a purchase accounting impact of the dynaTrace acquisition as we detailed on July 6. We continue to expect revenue for the fiscal year at or near $1.06 billion.

In Q2, we believe earnings per share will be in the range of $0.08 to $0.10, so a good start through the fastest growing SaaS-based businesses in high-growth categories and healthy and mature Mainframe professional service organizations, the strong strategic outlook, greater operational discipline and more transparency forthcoming. We’re looking forward to a great year. Laura?

Laura Lawson Fournier, Chief Financial Officer, Treasurer & EVP

Thanks Bob. Q1 definitely represented a solid start to the fiscal year. Operating cash flow for the first quarter came in at $15.2 million and for the year we continue to forecast operating cash flow coming in at $160 million to $175 million, which reflects the targeted investments in our business units.

Q1 operating expenses were $210.4 million, slightly higher than anticipated. The weakening of the U.S. dollar fueled this increase with currency impacting total operating expenses by approximately $7 million.

Looking forward, in addition to any currency impact, our fiscal year ‘12 operating expense will increase through the acquisition of dynaTrace by about $45.5 million. Total operating expenses for the year are now expected to be between $870 million and $885 million. In addition, interest expense related to the purchase of dynaTrace is expected to be approximately $2.2 million for fiscal ‘12.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

As always, expense management is one of our top priorities and we will continue to work diligently across the organization to identify potential areas of savings and leverage efficiencies while continuing to support our growth vehicles through targeted investment.

With regard to the stock buyback, in Q1, we did not repurchase any share, temporarily suspending the program in light of the dynaTrace acquisition. As we mentioned on our dynaTrace acquisition conference call, we’ve expanded our line of credit to $200 million to complete the $256 million acquisition. Of that $200 million, we expect to borrow less than $150 million at an approximate 2% interest rate.

Taking into account the debt and the fact that we are now in our lighter cash flow months of the fiscal year, we have no immediate plans to repurchase stock. However, by September we should be in a position to reevaluate the situation.

Lastly, our effective tax rate for Q1 was 17.6%. The lower rate was primarily due to the impact of the latest Michigan tax legislation enacted in the first quarter. In Q2, we expect our effective tax rate to be approximately 40%, dropping to 38% in the third and fourth quarters.

For fiscal ‘12, the net effective tax rate for the year will be approximately 36%. As you can imagine, this is a very exciting time at Compuware, as we continue to execute on our long-term strategy and capitalize on our tremendous opportunity, Q1 was a very positive step along the path. Lisa?

Lisa B. Elkin, Vice President-Communications & Marketing

Thank you very much, Laura. Ladies and gentlemen, we’ll now be happy to take your questions.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

QUESTION AND ANSWER SECTION

Operator:  [Operator Instructions] And our first question will come from the line of Kirk Materne with Evercore Partners. Please go ahead.

<A – Robert Paul – Chief Executive Officer>: Kirk, you’re on mute.

<Q – S. Materne – Evercore Partners (Securities)>: Thank you. Saying thanks for the additional metrics around the business units, that’s really helpful. I guess, Bob, couple of questions. Just – first, I guess on the – on the APM side. Clearly Gomez had a good quarter, but the license side of that business seemed a little weak at least relative to what we’re expecting. I guess, can you just talk us through that, was there any – any deal slippage, I know you just integrated the two sales forces, can you just sort of talk through how that came out I guess relative to your expectations and how we should think about that heading into the second quarter?

<A – Robert Paul – Chief Executive Officer>: Sure. Well, first and foremost, obviously it didn’t meet our expectations fully, but we had two large several million dollar transactions in APM license fees Q1 last year. So, the compare was a little bit tough going in, and from what I can sense and certainly it echoes in the sales and operations leadership team, the – springing the integrated sales organization, new comp plans and new leadership and all that that went on that we had worked on but didn’t disrupt the organization until April 1 with, I think did have some effect.

Having said that, we’re obviously – the two positive things is that we’re feeling very, very comfortable with a strong pipeline for the balance of the year and the activity and interest around the dynaTrace solution has actually shocked most of us. We thought we were hitting a home run with the Gomez business and what ended up happening is we’re actually getting a lot more activity and interest strategically as it relates to dynaTrace in the on-premise stuff.

The other thing I would say as a reminder is that we actually – the activity was strong for APM in the Q1 as it relates to new business accounts. So we did have a 16% increase in new logos for the on-premise license APM business.

<Q – S. Materne – Evercore Partners (Securities)>: Very good, thanks. And then, I guess just going forward, again I appreciate the additional disclosure around sort of the contribution margins. I guess, how should we think about APM, obviously, I totally understand your desire to continue to invest in that. I guess, where do you think breakeven comes on that business, is that sort of a fiscal – I assume it’s sort of a fiscal ‘13 event as you had in dynaTrace, I guess, just how should we set expectations I guess for that sort of moving towards profitability?

<A – Robert Paul – Chief Executive Officer>: Yeah, two things. We would be disappointed by fiscal year ‘13 that we didn’t have that into a positive territory. But, what I will look forward to is in November where we really layout the detail behind each of the business unit, the strategic solution roadmaps and the financial plans, will give you the exact crossing of the line point that we expect based upon all the information we have available and those sections will be done. We’re targeting right now November 10th. If we can hold to those dates, it should be a great day.

<Q – S. Materne – Evercore Partners (Securities)>: Great. And then just one last, then I’ll turn it over to others. Just on Mainframe, obviously, a better quarter. I mean, I won’t try to read your body language, but it sounds like you are a little bit more comfortable with how that business is trending and sort of what do you see for the next couple of quarters on that? It seems like capacity is coming a little bit back on stream, and of those six bigger deals that are up for renewal, I guess, how do those sort of flow in over the course of the – over the remainder of the fiscal year? Thanks.

<A – Robert Paul – Chief Executive Officer>: All right. So, there are five left to those to be done. They’re all on track, everybody is feeling great about them and then on top of that, obviously, the second of those and the much larger of those deals we are in a very good position on for Q2. So, I will say, yes, I’m a lot more comfortable this time this year than I was last year in near and mid-term and I’ll reserve judgment because things – as you know, renewal cycles and destructions from external conditions can change that very, very quickly. But we’re feeling very good about the Mainframe space right now.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – S. Materne – Evercore Partners (Securities)>: All right. Thanks so much.

<A – Robert Paul – Chief Executive Officer>: Thank you.

Operator:  Our next question is from the line of Mike Latimore with Northland Capital Markets. Please go ahead.

<Q – Mike Latimore – Northland Securities, Inc.>: Okay, thanks a lot. In the past, you’ve sometimes given bookings or backlog for the Gomez SaaS business as well as for Covisint. Are you able to provide those numbers?

<A – Robert Paul – Chief Executive Officer>: I don’t. Do you have them?

<A – Laura Fournier – Chief Financial Officer, Treasurer & EVP>: No, I don’t.

<A – Robert Paul – Chief Executive Officer>: No, we don’t have them on our finger tips, but we can get to them pretty quickly Mike. I think the – I know that we’re very, very strong Covisint backlog number. I’m not sure if we’ve given that on the past, but we can give that out too. Based on the latest calculations I saw, we’re well over 150 in backlog for Covisint.

<Q – Mike Latimore – Northland Securities, Inc.>: Okay. And then, just maybe going a little bit to just the tone of the on-premise, the software business. It sounds like the pipelines are good and growing. I guess, sales cycles look overall, are they changing all in, particularly on the Gomez on-premise business any change there and maybe just some flavor for the U.S. – for the North America versus the European region for APM business?

<A – Robert Paul – Chief Executive Officer>: No, we had some great numbers come out of Europe for APM this past quarter and it’s a North American piece that we were shy on. The sales cycles haven’t really changed that much at all. We’ve seen – now I’ll say on average, what we have seen is one of two things happen. In certain conditions because of the dynaTrace acquisition, it has slowed – it slowed some acquisitions down in [ph] flights (26:39) just so we could get – they could get additional understanding of what the dynaTrace capability was. And in some cases it actually has accelerated some deals because they feel much more comfortable doing business, number one because the capability of dynaTrace, or number two because of the size of the company now supporting the dynaTrace Solutions. So – but, overall, things are pretty steady there.

<Q – Mike Latimore – Northland Securities, Inc.>: Hey, and just last question is on the First Mile. It sounds like you’re in a lot of active discussions there. I guess, what are you thinking in terms of the size of that business, that product line say over the next year or a year from now? And what’s the next big kind of milestone there, is it new vertical or is it more reference accounts, just a little bit more color around First Mile would be great?

<A – Robert Paul – Chief Executive Officer>: Sure. So, the strategy behind the First Mile is it was so disruptive. We knew that there wouldn’t be a lot of budgets out there to change the way in which APM is being bought. And so, we didn’t want to give it to the global sales organization without a tremendous amount of referenceability accomplished and making sure that we have the right pricing strategy, support services and everything that obviously goes around the solution.

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Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

So, coming out of the gate, we had some key pieces of the web performance solution and some key pieces of the agent less technology built on the appliance and because of buying behaviors, we found out pretty quickly, this is back in February timeframe, tremendous amount of excitement, but they want to have everything to drive that composite dashboard both inside the data center and outside the web. So, we’ve been building furiously the capabilities on top of that platform. We would expect it to be in the single digits to millions of dollars this fiscal year because we – again, we got to eliminate focus in a single target market that we’re allowing. At the point that we get to 10 or higher, it feels about the right threshold that we’ll see. We then think we’ll have enough referenceability to drive that solution into our global sales force and we’ll have the point specific – I was getting a little bit on the strategy, but we’ll have the point specific solutions if I got the old buying behavior and a specific problem and the global composite solution, which should be able to give me full enterprise visibility based upon business relevance solving and getting into the nth level of detail with the exact problem. And so, I would expect the next big move from that appliance is to release it to the general sales organization. I’m not in a position right now to really talk about when that’s going to be, but obviously we’ll be disappointed if we didn’t have it ready for next fiscal year.

<Q – Mike Latimore – Northland Securities, Inc.>: All right, great. Okay, thank you.

Operator:  [Operator Instructions] Our next question is from Gary Spivak, Noble Financial Group.

<Q – Gary Spivak – Noble Financial Capital Markets>: Thank you. I want to follow up on the Gomez on-premise again. Was there anything in the market in terms – notwithstanding the tough compare, anything in the market in general or competitive issues that may have played into that and is there any chance, I mean we are thinking about, any chance that there was some cannibalization from the SaaS side of Gomez there?

<A – Robert Paul – Chief Executive Officer>: There is no changes in market condition threats or anything else. We keep pretty close tabs on that. I would say that there was probably some cannibalization on the Gomez SaaS stuff from an attention of the sales organization. I don’t think that people are moving away from buying on-premise solutions because they solved very specific problems that the Gomez web solution does not solve. So the total addressable marketplace is large and growing. I will say, I do believe that with all the training that we did right at the beginning of the fiscal year, at the beginning of this quarter and then with the deployments of the new leadership, the new plans and everything else that we cannibalized some mindshare and I think we’re getting back on track pretty quickly.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay, thank you. That’s very helpful. And then you mentioned EMEA was strong for APM. I just want to ask you about EMEA in general across the board what are you seeing there, was it – did it perform to your expectations?

<A – Robert Paul – Chief Executive Officer>: Yeah, Mainframe was just a little bit under our expectations, but for all intent and purposes it was good and so we were very pleased with our EMEA operations the first quarter and there is – it doesn’t look like there is any degradation of their performance coming out in Q2 from what we can see right now.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. And then finally, how about the government vertical?

<A – Robert Paul – Chief Executive Officer>: We do very little business with the government. We’ve got a couple of strategic deals and placements that we have as an existing customer, a couple of agencies there and our relationship on those large Mainframe accounts is very strong, the value is very clear and the renewals are unquestionable.

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CORRECTED TRANSCRIPT
Compuware Corp.	CPWR	Q1 2012 Earnings Call	July 21, 2011
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Gary Spivak – Noble Financial Capital Markets>: And so, for the large deal that slipped, would you say your confidence level is very high that despite what’s going on in Washington that’s a very high chance of closing this quarter?

<A – Robert Paul – Chief Executive Officer>: I would – characteristic is very high.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. Thank you. Congratulations on the quarter.

<A – Robert Paul – Chief Executive Officer>: Thank you.

Operator:  And ladies and gentlemen, we will now conclude the question-and-answer portion of today’s conference call. I’d like to turn the call back over to Lisa Elkin.

Lisa B. Elkin, Vice President-Communications & Marketing

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a great evening.

Operator:  And ladies and gentlemen, today’s conference is being made available for replay starting today at 7:00 p.m. in the Eastern Time Zone. It will run for one week until Thursday, July 28th.

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